Exhibit 99.1

Clarus Corporation Reports Preliminary Fourth Quarter and Full Year 2020 Results

- Sales in the Fourth Quarter of 2020 Expected to be Approximately $75 Million, Up 23% Year-over-Year, Exceeding the Company’s Fourth Quarter Sales Outlook -

SALT LAKE CITY, Utah – February 1, 2021 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, is providing selected preliminary financial results for the fourth quarter and full year ended December 31, 2020.

Based on unaudited information, Clarus expects sales in the fourth quarter of 2020 to be approximately $75.0 million, a 23% increase compared to $61.0 million in the fourth quarter of 2019. This includes revenue contribution of approximately $6.5 million from the Barnes® brand of bullets (“Barnes”), an acquisition Clarus completed on October 2, 2020. Excluding Barnes, the Company’s sales are expected to increase 12% year-over-year in the fourth quarter of 2020 on an organic basis. These anticipated results exceed the fourth quarter sales outlook the Company provided on November 9, 2020, which expected sales to range between $67.5 million and $69.0 million.

Adjusted EBITDA in the fourth quarter of 2020 is expected to be approximately $10.5 million, a 50% increase compared to $7.0 million in the fourth quarter of 2019.

For the full year 2020, Clarus expects sales to be approximately $223.0 million compared to $229.4 million in 2019. The slight year-over-year decrease reflects the impacts of the COVID-19-related demand freeze in Black Diamond during the first two quarters of 2020, which was partially offset by heightened demand in Sierra throughout the year and the robust fourth quarter contribution from Barnes.

Adjusted EBITDA in 2020 is expected to be approximately $22.0 million compared to $22.7 million in 2019.

“Today’s preliminary results demonstrate the continued strength of our well-diversified brand portfolio,” said John Walbrecht, Clarus’ president. “Our sales growth, which we expect to flow through to adjusted EBITDA growth at an even higher rate, is a testament to the success and resilience of our ‘super fan’ brand strategy. Barnes, in particular, has outperformed our expectations in its first few months on our platform. As we continue the integration process, we remain confident in our ability to leverage Barnes’ industry-leading technology and product innovation to drive growth and build a leading specialty premium bullet and ammunition platform.

“In our Black Diamond business, our commitment to preserving brand equity as we execute on our ‘innovate & accelerate’ playbook has allowed us to adeptly navigate a dynamic retail environment. I am proud of our team’s dedication and flexibility throughout the past year, and we will continue working to maximize the profitability of our brands and the value we create for our shareholders.”

Because the Company has not completed its year end closing process, it does not have sufficient information to provide within this press release a reconciliation of the non-GAAP measure adjusted EBITDA to a comparable GAAP financial measure such as net income. As a result, the Company believes it is relevant to provide the following GAAP financial measures for the fourth quarter of 2020: depreciation and amortization of $3.2 million, stock-based compensation of $1.4 million, transaction costs of $0.6 million, and inventory fair value of purchase accounting of $0.4 million.

Our preliminary financial results for the quarter and year ended December 31, 2020 are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of our financial results for the quarter and the year ended December 31, 2020 and remains subject to the completion of our financial closing procedures and internal reviews. As a result, our actual results presented may vary materially from these preliminary estimates. These estimates are not a comprehensive statement of our financial results for the periods presented and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The Company expects to release its fourth quarter and full year 2020 results in early March.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, Barnes®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, www.barnesbullets.com, or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure adjusted earnings before interest, taxes, other income or expense, depreciation and amortization (“adjusted EBITDA”). The Company believes that the presentation of the non-GAAP measure, i.e. adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra/Barnes segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com or

Aaron J. Kuehne

Chief Administrative Officer and Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com